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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549




                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report: March 15, 2001


                                 THE KROGER CO.
             (Exact name of registrant as specified in its charter)


An Ohio Corporation                     No. 1-303                31-0345740
(State or other jurisdiction         (Commission File            (IRS Employer
of incorporation)                         Number)                 Number)


1014 Vine Street
Cincinnati, OH  45201
(Address of principal
executive offices)

Registrant's telephone number:  (513) 762-4000



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Item 5.       Other Events
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                  On March 15, 2001, the Company released its earnings for the fourth quarter of 2000 and for fiscal year 2000. Attached hereto as Exhibit 99.1 is the text of that release.

Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits
-------       ------------------------------------------------------------------

                  (c)      Exhibits:

                           99.1 Earnings release for fourth quarter 2000 and fiscal year 2000.

Item 9.       Regulation FD Disclosure
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                  For purposes of completing models, the Company's best
                  estimates of reasonable assumptions for fiscal year 2001 are as follows:

                  Square footage growth -               4.0-5.0%

                  Identical store sales growth goal -   at least 1% over product
                                                        cost inflation

                  Capital expenditures -                $2.0 billion

                  Depreciation -                        $995-1,015 million

                  Goodwill amortization -               $101 million

                  Interest expense -                    $650-665 million

                  Shares outstanding -                  Beginning of 2001     =    841 million
                                                        End of 2001           =    820 million
                                                        Average outstanding
                                                          for the year        =    830 million

                  LIFO -                                $25 million charge

                  Tax rate -                            39.2%

Our ability to achieve the expected increases in sales and earnings could be adversely affected by the competitive environment in which we operate. In addition any labor dispute, delays in opening new stores, or changes in the economic climate could cause us to fall short of our sales and earnings targets. Our capital expenditures could fall outside of the expected range if we are unsuccessful in acquiring suitable sites for new stores, if development costs exceed those budgeted, or if our logistics and technology projects are not completed in the time frame expected or on budget. Square footage growth is dependent upon our ability to acquire desirable sites for construction of new facilities, as well as the timing of completion of projects. Our ability to increase same store sales could be adversely affected by increased competition and sales shifts to other stores that we operate. Depreciation and amortization may vary from our estimates due to the timing of new store openings. Interest expense will vary with changes in capital markets and the amount of debt that we have outstanding. LIFO will be affected by vendor promotions and changes in the cost of inventory. While we expect to achieve benefits through logistics and technology, development of new systems and integration of systems due to our merger with Fred Meyer carry inherent uncertainties, and we may not achieve the expected benefits. Unforeseen difficulties in integrating Fred Meyer with Kroger, or any other acquired entity could adversely affect our ability to meet our other expectations. The average diluted shares outstanding may vary based on



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the market price of our stock, the number of shares we repurchase and the number of stock awards made during the year.


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                                    SIGNATURE
                                    ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                       THE KROGER CO.



March 15, 2001                         By:   (Paul Heldman)
                                             Paul Heldman
                                             Senior Vice President, Secretary
                                              and General Counsel







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                                  EXHIBIT INDEX

Exhibit No.                              Exhibit
-----------                              -------

99.1 Earnings release for fourth quarter 2000 and fiscal year 2000.